                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1998 relating to the financial statements of Jack of All Games, Inc., which appears in Take Two Interactive Software Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        Aronowitz, Chaiken & Hardesty, LLP
                                        Certified Public Accountants


Cincinnati, Ohio
January 5, 2001



                                      II-7